Exhibit 10.15

AMENDMENT NO. 1

TO THE

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED MAY 7, 2004

This Amendment No. 1 to Third Amended and Restated Credit Agreement (this “Amendment”) is dated as of July 11, 2005, by and among McGRATH RENTCORP, a California corporation (the “Borrower”), the banks listed on the signature pages hereof (individually a “Bank” and collectively “Banks”), and UNION BANK OF CALIFORNIA, N.A., as agent (the “Agent”) for the Banks.

Recitals

A. Agent, Banks and Borrower are parties to a Third Amended and Restated Loan Agreement dated as of May 7, 2004 (as amended, modified and supplemented from time to time, the “Credit Agreement”).

B. Borrower wishes to increase the aggregate Commitment from the Banks from $130 million to $190 million, to extend the availability of the Commitment for approximately one year beyond its current termination date, and to amend certain interest rate, commitment fee and financial covenants of the Credit Agreement. Banks are willing to so increase and extend the Commitment and to amend the Credit Agreement in other respects on and subject to the terms and conditions set forth in this Amendment.

C. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article I

Amendments to Credit Agreement

This Amendment shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

1.1 Borrower has requested that Banks amend the Credit Agreement in certain respects, including the extension of additional credit in the form of a $60 million increase in the Commitment. Banks are willing to increase the Commitment and to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

1.2 Article 1 of the Credit Agreement, entitled “Definitions,” is hereby amended as follows:

(a) The definition of “Commitment” is amended by replacing the reference to “One Hundred Thirty Million Dollars ($130,000,000)” therein to “One Hundred Ninety Million Dollars ($190,000,000).”

(b) The definition of “EBITDA” is amended by adding to the end thereof an additional proviso, as follows: “provided further, that EBITDA shall also include proforma EBITDA from the Borrower’s acquisition of Class Leasing, Inc., calculated by multiplying $366,667 by the number of full months prior to the acquisition of Class Leasing, Inc. included in the determination of EBITDA.”

(c) The definition of “Pro Rata Share” is amended and restated in its entirety to read as follows:

“Pro Rata Share” means, with respect to each Bank, the percentage set forth next to that Bank’s name as follows:

Bank	Pro Rata Share
Union Bank of California, N.A.	25.26315789%
Bank of America, N.A.	21.05263158%
U.S. Bank National Association	17.89473684%
Comerica Bank	17.89473684%
Wells Fargo Bank, N.A.	17.89473684%

(d) The definition of “Termination Date” is amended by replacing the reference to “July 2, 2007” therein to “June 30, 2008.”

1.3 Section 2.3.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.3.2. Rate Options and Applicable Margins. The Rate Options and Applicable Margins for Loans shall be determined based upon the type of Loan and the current Funded Debt/EBITDA Ratio, as set forth in the table below:

Type of Loan / Rate Option	Funded Debt/ EBITDA Ratio	Applicable Margin on Revolving Loans
Eurodollar Loans / Interbank Rate (Reserve Adjusted):	Equal to or greater than 1.75 to 1.00	1.10%

	Equal to or greater than 1.25 to 1.00 but less than 1.75 to 1.00	0.90%

	Less than 1.25 to 1.00	0.75%

Reference Rate Loans / Reference Rate:	[Not applicable]	0.00%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Funded Debt/EBITDA Ratio for the immediately preceding fiscal quarter of Borrower. Any such increase or reduction in the Applicable Margin shall be effective on the next Business Day after receipt by Agent of the applicable financial statements and the corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Funded Debt/EBITDA Ratio are not received by the Agent by the date required pursuant to this Agreement, the Applicable Margin shall be determined as if the Funded Debt/EBITDA Ratio exceeds 1.75 to 1.00, commencing on the date when Borrower’s time to deliver such financial statements and Compliance Certificate shall have expired and continuing until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate has been waived in writing by the Required Banks.

Effective as of the date of this Amendment and continuing until the next adjustment required under Section 2.3.2, the Applicable Margin on outstanding Revolving Loans is 0.90%, based on Borrower’s most recently reported Funded Debt/EBITDA Ratio.

1.4 Each Bank’s Pro Rata Share of the Commitment shall be the dollar amount set forth opposite such Bank’s name on the signature pages to this Amendment.

1.5 Section 3.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

3.7. Commitment Fee. Borrower shall pay to Agent, for distribution to each Bank in proportion to that Bank’s Pro Rata Share, commitment fees (the “Commitment Fee”) at the rate per annum shown in the table below which corresponds to the current Funded Debt/EBITDA Ratio, applied to the daily unused Commitment, computed for the actual number of days elapsed on the basis of a year consisting of 360 days for the period from and including the date of this Agreement to and including the Revolving Loan Termination Date, payable in arrears (i) in quarterly installments on the last Business Day of each March, June September and December commencing on the first such date to occur after the Effective Date, and (ii) on the Termination Date or the date on which the Commitment is terminated in full pursuant to Section 2.7 or Section 9.2.

Funded Debt/ EBITDA Ratio	Commitment Fee Percentage
Equal to or greater than 1.75 to 1.00	0.25%

Equal to or greater than 1.25 to 1.00 but less than 1.75 to 1.00	0.20%

Less than 1.25 to 1.00	0.15%

The applicable Commitment Fee percentage shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Funded Debt/EBITDA Ratio for the immediately preceding fiscal quarter of Borrower. Any such increase or reduction in the Commitment Fee percentage shall be effective on the next Business Day after receipt by Agent of the applicable financial statements and the corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Funded Debt/EBITDA Ratio are not received by the Agent by the date required pursuant to this Agreement, the Commitment Fee percentage shall be determined as if the Funded Debt/EBITDA Ratio exceeds 1.75 to 1.00, commencing on the date when Borrower’s time to deliver such financial statements and Compliance Certificate shall have expired and continuing until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate has been waived in writing by the Required Banks.

1.6 Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.2. Subsidiaries. Borrower has no Subsidiaries as of July 11, 2005, except: Mobile Modular Management Corporation, Space-Co Corporation, eRentCorp.com, AskSpecs.com, Enviroplex, Inc., TRS-RenTelco Inc., and eRentNetworks. Borrower has no Active Subsidiaries as of the date of this Agreement except Enviroplex, Inc., TRS-RenTelco Inc., and Mobile Modular Management Corporation.

1.7 Sections 6.9 and 7.2 of the Credit Agreement are hereby amended to include as a permitted use of proceeds any acquisition otherwise permitted under Section 8.1 of the Credit Agreement.

1.8 The form of Compliance Certificate referenced in Section 7.3(c) of the Credit Agreement and attached thereto as Exhibit A is hereby replaced in its entirety with the form of Compliance Certificate attached to this Amendment as Exhibit “A”.

1.9 Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(b) a ratio of Funded Debt to EBITDA of not more than 2.25 to 1.00 at all times; and”

1.10 Section 8.4 of the Credit Agreement is amended by replacing the reference to “One Hundred Million Dollars ($100,000,000)” therein to “One Hundred Twenty-five Million Dollars ($125,000,000).”

1.11 Banks agree that in the event all the Banks consent in writing at any time to a Transfer by Borrower of its ownership interests in a Subsidiary which is at the time of such Transfer an Active Subsidiary and which Transfer would otherwise be prohibited under Section 8.2 of the Credit Agreement, then from and after the date of such Transfer such entity shall no longer be considered an Active Subsidiary for purposes of the Credit Agreement, including without limitation, the provisions of Articles 7, 8 and 9 thereof, and any Continuing Guaranty previously executed and delivered by such entity shall be terminated and released.

ARTICLE II

Conditions to Effectiveness

of Amendment

2.1 The effectiveness of this Amendment is subject to the fulfillment to the satisfaction of Agent, in its sole discretion, of the following conditions precedent:

(a) Borrower shall have executed and delivered to Agent and to each Bank an original counterpart of this Amendment, and to each Bank a replacement Revolving Note, in the form attached hereto as Exhibit “B”, completed with the applicable amount of such Bank’s Commitment as amended by this Amendment and referencing such Bank’s prior Revolving Note being replaced.

(b) Borrower shall have paid to Agent for ratable distribution to Banks, a one-time facility fee in the amount of $95,000 in connection with the increase in the Commitment and this Amendment, and shall have reimbursed Agent its costs and expenses, including attorneys’ fees and costs, incurred in connection with the negotiation, preparation and closing of this Amendment.

(c) Agent shall have received appropriate authorization documents, including borrowing resolutions and certificates of incumbency, confirming to Agent’s satisfaction that all necessary corporate and organizational actions have been taken to authorize Borrower to enter into this Amendment.

(d) Agent shall have received such other documents, instruments or agreements as Agent may require to effectuate the intents and purposes of this Amendment.

Article III

Representations and Warranties

Borrower hereby represents and warrants to Agent and each Bank that:

3.1 After giving effect to the amendment of the Credit Agreement pursuant to this Amendment and the consummation of the transactions contemplated hereby (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement is true and correct in all respects as if made on the date hereof (with references to the Credit Agreement being deemed to include this Amendment), and (ii) there exists no Default or Event of Default under the Credit Agreement after giving effect to this Amendment.

3.2 Borrower has full corporate power and authority to execute and deliver this Amendment, to make and deliver the replacement Revolving Notes, and to perform the obligations of its part to be performed thereunder and under the Credit Agreement as amended hereby. Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment and each of the documents described herein. No consent or approval of any person, no consent or approval of any landlord or mortgagee, no waiver of any lien or similar right and no consent, license, approval or authorization of any governmental authority or agency is or will be required in connection with the execution or delivery by Borrower of this Amendment or the performance by Borrower of the Credit Agreement as amended hereby.

3.3 This Amendment, the replacement Revolving Notes and the Credit Agreement as amended hereby are, or upon delivery thereof to Banks will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Article IV

Miscellaneous

4.1 The Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

4.2 Borrower agrees to pay Agent on demand reasonable fees and costs of attorneys incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished hereunder.

4.3 This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, including counterparts transmitted by facsimile or other electronic means, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument and agreement.

[signature pages follow]

[Signature Page To Amendment No. 1 To Third Amended And Restated Credit Agreement]

IN WITNESS WHEREOF, Borrower, Banks and Agent have executed this Amendment as of the date set forth in the preamble hereto.

BORROWER:

McGRATH RENTCORP

	By:	/s/ Thomas Sauer
Thomas J. Sauer
	Title:	Vice President and Chief Financial Officer

Notice Address:
5700 Las Positas Road
Livermore, California 94550
Attention: Mr. Thomas Sauer, Chief Financial Officer
Fax: 925-453-3200

BANKS:

UNION BANK OF CALIFORNIA, N.A.,
individually and as Agent

	By:	/s/ Henry Montgomery
Henry G. Montgomery
	Title:	Vice President

	Notice Address:		Pro Rata Share of
		East Bay Commercial Banking Group	Commitment: $48,000,000
		Two Walnut Creek Center	Pro Rata Share: 25.26315789%
200 Pringle Avenue, Suite 260
Walnut Creek, CA 94596-3570
Attention: Mr. Buddy Montgomery
Fax No.: (925) 947-2424

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Scott Smith
	Name:	Scott T. Smith
	Title:	Vice President

	Notice Address:		Pro Rata Share of
		1331 N. California Boulevard, Suite 350	Commitment: $34,000,000
		Walnut Creek, CA 94596	Pro Rata Share: 17.89473684%
Attention: Scott T. Smith, V.P.
Fax No.: (925) 945-6919

[Signature Page To Amendment No. 1 To Third Amended And Restated Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Ronald Druby
Name:	Ronald J. Druby
Title:	Senior Vice President

Notice Address:		Pro Rata Share of
	315 Montgomery Street, 13th Floor	Commitment: $40,000,000
	San Francisco, CA 94104	Pro Rata Share: 21.05263158%
Attention: Ronald Drobny, Senior V.P.
Fax No.: (415) 622-1878

COMERICA BANK

By:	/s/ Michael G. Barker
Name:	Michael G. Barker
Title:	Vice President

Notice Address:		Pro Rata Share of
	1331 N. California Boulevard, Suite 400	Commitment: $34,000,000
	Walnut Creek, CA 94596	Pro Rata Share: 17.89473684%
Attention: Mark Hillhouse, V.P.
Fax No.: (925) 941-1999

WELLS FARGO BANK, N.A.

By:	/s/ Jane Rawles
Name:	Jane E. Rawles
Title:	Vice President

Notice Address:		Pro Rata Share of
	1200 Concord Avenue	Commitment: $34,000,000
	Concord, CA 94520	Pro Rata Share: 17.89473684%
Attention: Martha L. Woods, V.P.
Fax No.: (925) 682-7347

EXHIBIT “A”

TO

AMENDMENT NO. 1 TO THIRD AMENDED AND

RESTATED CREDIT AGREEMENT

RESTATED FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished pursuant to Section 7.3(d) of that certain Third Amended and Restated Credit Agreement dated as of May 7, 2004, among the Borrower, certain Banks parties thereto and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended (the “Agreement”). Unless otherwise defined, all capitalized terms used in this Compliance Certificate have the respective meanings ascribed to them in the Agreement.

Borrower hereby represents and warrants as follows:

1. I am familiar with the Agreement and the business and operations of Borrower.

2. Except as otherwise specifically indicated, the information contained in this Certificate is true and accurate on and as of                     ,          (the “Certification Date”).

3. As of the Certification Date and at all times during the quarter ending on the Certification Date, Borrower has performed all obligations to be performed by it under (a) the Agreement, (b) any instrument or agreement to which Borrower is a party or under which Borrower is obligated, and (c) any judgment, decree, or order of any court or governmental authority binding on Borrower. No Default or Event of Default has occurred, whether or not the same was cured, during such quarter.

4. As of the Certification Date, the information set forth below is true, accurate and complete:

(a)	Section 7.11(a): Tangible Net Worth

	Tangible Net Worth	$

Minimum Tangible Net Worth calculation:

	Base amount		$127,500,000

	Plus: Fifty percent of Net Income (without reduction for Net Loss) after December 31, 2003	$

	Plus: 90% of the gross proceeds from stock issuance (excluding the first $2,000,000 of proceeds from the exercise of stock options after December 31, 2003)	$

	Minimum Tangible Net Worth Total	$

(b)	Section 7.11(b): Funded Debt to EBITDA
This calculation is also used for Determination of Applicable Margin (Section 2.3.2) and Commitment Fee Percentage (Section 3.7)

	Funded Debt (A)	$

	EBITDA (B)	$

Ratio of A to B

Maximum permitted: 2:25 to 1:00

(c)	Section 7.11(c): Fixed Charge Coverage Ratio

	1. EBITDA (A)	$

	2. Interest expense for the 4 fiscal quarter periods immediately ending on the date hereof	$

	3. Borrower’s current portion of long term debt (as determined in accordance with GAAP)	$

	4. Cash dividends paid for the 4 fiscal quarter periods immediately ending on the date hereof	$

	5. Cash taxes paid for the 4 fiscal quarter periods immediately ending on the date hereof	$

	6. Sum of 2 through 5 (B)	$

Ratio of A to B

Minimum required from Effective Date through December 31, 2004: 1.50 to 1

Minimum required from January 1, 2005 to December 31, 2005: 1.75 to 1

Minimum required from and after January 1, 2006: 2.00 to 1

Executed this day of , .

By:
Name:
Title:

EXHIBIT “B”

TO

AMENDMENT NO. 1 TO THIRD AMENDED AND

RESTATED CREDIT AGREEMENT

[Form of Replacement Revolving Note]

REVOLVING NOTE

NOT TO EXCEED
$ .00	San Francisco, California
July , 2005

FOR VALUE RECEIVED, the undersigned, McGrath Rentcorp, a California corporation (“Borrower”), promises to pay to                                                   (the “Bank”, or order, on or before the Revolving Loan Termination Date, or as otherwise provided in the Third Amended and Restated Credit Agreement dated as of May 7, 2004 among the Borrower, certain banks parties thereto, and Union Bank of California, N.A., as Agent for the Banks, as from time to time modified, supplemented or amended, (the “Agreement), the lesser of (i) the principal sum of                                   DOLLARS ($    ,            ,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to Borrower pursuant to the Agreement. Terms defined in the Agreement have the same meanings herein.

Borrower further promises to pay to the Bank, or order, interest on the unpaid principal amount hereunder from time to time outstanding from the date hereof until such amount shall have become due and payable (whether at the stated maturity, by acceleration, or otherwise) at the rate(s) of interest and at the times provided in the Agreement. Borrower further promises to pay interest on any overdue payment of principal and (to the extent permitted by law) interest as set forth in the Agreement.

Bank is authorized, but not required, to record the date, amount, type, interest rate and Eurodollar Period (if applicable) of each Loan made by the Bank to Borrower, and each payment made on account thereof, on its books and records or on the schedule annexed hereto, and, in the absence of manifest error, such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure by the Bank to make any such recordation shall not affect any of the Obligations of Borrower.

All payments of principal, interest, fees, or other amounts due from Borrower hereunder, shall be in Dollars and in immediately available funds, without setoff, counterclaim or other deduction of any nature, and shall be made to Agent, at its address set forth on the signature pages of the Agreement, prior to 10:00 a.m., San Francisco time, on the last date permitted therefor.

Except as otherwise provided in the Agreement, if any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

This Revolving Note is one of the “Revolving Notes” referred to in, evidences obligations of Borrower under, and is entitled to the benefits of, the Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain circumstances and upon certain terms and conditions. This Revolving Note supersedes and replaces that certain Revolving Note dated May 7, 2004, as amended from time to time, in the principal amount not to exceed                      Dollars ($                    ), executed by Borrower in favor of Bank (the “Previous Note”). As of the date of this Revolving Note, all unpaid principal, interest and other amounts accrued and outstanding under the Previous Note shall for all purposes be and constitute unpaid amounts outstanding under and evidenced by this Revolving Note.

Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, as such terms are defined in Division 3 of the California Commercial Code, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note and the Agreement.

This Revolving Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

MCGRATH RENTCORP

By:
Name:	Thomas J. Sauer
Title:	Vice President and Chief Financial Officer

SCHEDULE OF LOANS

This Revolving Note evidences Loans made, continued or converted under the Agreement to Borrower, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Eurodollar Periods (if applicable) set forth below, subject to the payments, prepayments, continuations and conversions of principal set forth below:

Date Made, Continued or Converted	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Eurodollar Period	Amount Paid Prepaid Continued or Converted	Unpaid Principal Amount	Notation Made By